                                                                   EXHIBIT 10.41



                              CORRECTIVE AMENDMENT
                                     TO THE
                      ALLWASTE, INC. AMENDED AND RESTATED
                1989 REPLACEMENT NON-QUALIFIED STOCK OPTION PLAN

         This Corrective Amendment to the Allwaste, Inc. (the "Company") Amended and Restated 1989 Replacement Non- Qualified Stock Option Plan (the "Amendment") is executed pursuant to Paragraph 15 of the Amended and Restated 1989 Replacement Non-Qualified Stock Option Plan (the "Plan"). All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.

         WHEREAS, the Company's Board of Directors (the "Board") is authorized by Paragraph 15 of the Plan to amend the Plan from time to time; and

         WHEREAS, the Board previously approved an amendment to the Plan to change the vesting schedule and option term for the annual grants of stock options to the Company's non-employee directors, as set forth in Section 4(b) of the Plan; and

         WHEREAS, the Board has determined that Paragraph 14 of the Plan does not clearly reflect the intent of the Company at the time the Plan was adopted, and the Board deems it advisable to correct an ambiguity in Paragraph 14 of the Plan as hereinbelow provided; and

         WHEREAS, the Board has approved extending the post-termination exercise period for Options as provided in Paragraph 14 of the Plan from three months to twelve months.

         NOW, THEREFORE, in order to clarify the provisions of the fourth paragraph of Paragraph 14 of the Plan as authorized by the Board, Paragraph 14 of the Plan is hereby revised as follows, effective as of the date of adoption of the Plan on January 13, 1989:

         1. Paragraph 4(b) of the Plan is hereby revised in its entirety to read as follows:

                          (b) GRANTS TO NON-EMPLOYEE DIRECTORS. Each Non-Employee Director (meaning directors of the Company who are not officers or full-time employees of the Company or any of its subsidiaries) shall, on the August 1 coinciding with or immediately following the date on which he or she is elected or appointed a director of the Company, be granted an option to purchase 10,000 shares of Common Stock of the Company, exercisable for a period of eight (8) years from the date of such Option grant, subject to the vesting schedule set forth below and to Paragraphs 10 and 14 hereof. Thereafter, on August 1 of each subsequent year in which the Non-Employee Director is still serving as a director (whether or not the Non-Employee Director has continually remained a director since the initial granting of the Option to purchase 10,000 shares), he or she shall automatically be granted an option to purchase an additional 7,500 shares of Common Stock of the Company, exercisable for a period of eight (8) years from the date of such Option grant, subject to the vesting schedule set forth below and to Paragraphs 10 and 14 hereof. The total amount of Common Stock with respect to which Options may be granted under the Plan to Non-Employee Directors of the Company as a group shall not exceed 400,000 shares in the aggregate during any fiscal year; provided, however, that the class and the aforesaid maximum number of shares shall be subject to adjustments in accordance with the provisions of Paragraph 14 hereof. Notwithstanding the foregoing, the option to purchase 7,500 shares of Common Stock to be granted automatically on

                 August 1 of each year to each Non-Employee Director shall not be adjusted in the event of a change in capital structure of the Company as described in Paragraph 14 hereof. All Options granted to Non- Employee Directors shall vest at a rate of 25% per year for the first four years of the Option term, with the first 25% installment vesting one year following the grant date.

         2. The fourth paragraph of Paragraph 14 of the Plan is hereby revised in its entirety to read as follows:

                 "If the Company is merged into or consolidated with another corporation under circumstances where the Company does not survive as a publicly-traded corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation while unexercised Options remain outstanding under the Plan: (i) subject to the provisions of subclause (iii) below, and so long as the acquiring or successor entity, as the case may be, is willing to assume the obligation to deliver shares of such stock or other securities, after the effective date of such merger, consolidation or sale, as the case may be, (a) each holder of an outstanding Option shall be entitled, on exercise of such Option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities as the holder of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale, and if any Optionee's employment is terminated without cause subsequent to the merger, consolidation or sale, then he or she shall have the right, at any time prior to twelve (12) months following the date of such termination without cause to exercise the Option, in whole (without regard to any limitations set forth in or imposed pursuant to Paragraph 6 hereof) or in part, and (b) if the Optionee is a Non-Employee Director who ceases to be a Non-Employee Director of the Company as a result of such merger, consolidation or sale, then he or she shall have the right at any time prior to twelve (12) months following the effective date of such merger, consolidation or sale to exercise the Option, in whole (without regard to any limitations set forth in or imposed pursuant to Paragraph 6 hereof) or in part; (ii) the Board of Directors may waive any limitations set forth in or imposed pursuant to Paragraph 6 hereof so that all Options, from and after a date prior to the effective date of such merger, consolidation or sale, as the case may be, as specified by the Board of Directors, shall be exercisable in full; or (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any such merger, consolidation or sale provided that (x) notice of any such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 6 hereof) during the thirty (30) day period preceding the effective date of any such merger, consolidation or sale; provided, however, that clauses (ii) and (iii) of this sentence shall not apply with respect to the transactions contemplated in the Agreement and Plan of Merger dated as of March 5, 1997, among Philip Environmental Inc., Taro Aggregates Ltd., Philip/Atlas Merger Corp., and Allwaste, Inc. (Philip having agreed to assume the obligations of the Company as set forth in clause (i) of this sentence)."

         3. Except as amended hereby, the terms and provisions of the Plan shall remain in full force and effect, and the Plan and this Amendment shall be read, taken and construed as one and the same instrument.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing Corrective Amendment to the Plan by the directors of the Company, the Company has caused this Amendment to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of the 6th day of March, 1997 (with the modifications to Paragraph 4(b) being effective from July 19, 1996 and with the modifications to Paragraph 14 being effective for all purposes as of the date of adoption of the Plan on January 13, 1989).


                                ALLWASTE, INC.


                                By:     /s/ James E. Rief
                                        ----------------------------------
                                Name:   James E. Rief
                                Title:  Senior Vice President --
                                        Technology & Administration

ATTEST:

By:      /s/ William L. Fiedler
         ------------------------------------------
Name:    William L. Fiedler
Title:   Vice President, General Counsel, Secretary
         and Corporate Compliance Officer